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                                                                       EXHIBIT 5

        [LETTERHEAD OF KLEHR, HARRISON, HARVEY, BRANZBURG & ELLERS, LLP]


                                         January 6, 1999


USABancShares, Inc.
1535 Locust Street
Philadelphia, PA 19102

         RE:      Registration Statement on Form SB-2

Ladies and Gentlemen:

   We have acted as counsel to USABancShares, Inc., a Pennsylvania corporation (the "Company"), in connection with the preparation of the Company's Registration Statement on Form SB-2 (the "Registration Statement") originally filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), on December 10, 1998. The Registration Statement relates to the resale of up to 1,287,042 shares of the Company's common stock, par value $1.00 per share (the "Shares"), consisting of the following (numbers are adjusted for stock dividends): (i) 1,023,077 Shares issued in a private placement (the "Private Placement") pursuant to Section 4(2) of the Act on February 13, 1998; (ii) 250,000 Shares issuable upon exercise of a warrant (the "Warrant") issued to the placement agent in the Private Placement; and (iii) 13,965 Shares issued in connection with the acquisition by a subsidiary of the Company of Knox Financial Services Group, Inc. (the "Knox Acquisition").

   In connection with this opinion, we have examined and relied upon the original or copies of (i) the Certificate of Incorporation and the By-laws of the Company, (ii) minutes and records of the corporate proceedings with respect to the issuance of the Shares, and (iii) such other documents as we have deemed necessary as a basis for the opinion hereinafter set forth.

   In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

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   Members of our firm are admitted to the Bar in the Commonwealth of
Pennsylvania and we express no opinion as to the laws of any other jurisdiction.

   Based upon and subject to the foregoing, we are of the opinion that the Shares issued in the Private Placement and the Knox Acquisition are, and the Shares issuable upon exercise of the Warrant, when issued upon exercise of the Warrant, will be, validly issued, fully paid and non-assessable.

   This opinion is being furnished to you solely for your benefit in connection with the Registration Statement and is not to be used, circulated, quoted or referred to or relied upon for any other purpose without our express written permission.

   We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Commission promulgated thereunder.

                                Very truly yours,



                                /s/ Klehr, Harrison, Harvey,
                                    Branzburg & Ellers, LLP